Exhibit 16

POWER OF ATTORNEY

The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Jr., Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Richard S. Davis, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff Denis R. Molleur, Donald C, Burke, Neal J. Andrews, Edward Baer and Vincent Tritto, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of November 2007.

Signature	Title	Signature	Title

/S/ DAVID O. BEIM David O. Beim	Director/Trustee	/S/ ROBERT C. ROBB, JR. Robert C. Robb, Jr.	Director/Trustee

/S/ RONALD W. FORBES Ronald W. Forbes	Director/Trustee	/S/ TOBY ROSENBLATT Toby Rosenblatt	Director/Trustee

/S/ DR. MATINA HORNER Dr. Matina Horner	Director/Trustee	/S/ KENNETH L. URISH Kenneth L. Urish	Director/Trustee

/S/ RODNEY D. JOHNSON Rodney D. Johnson	Director/Trustee	/S/ FREDERICK W. WINTER Frederick W. Winter	Director/Trustee

/S/ HERBERT I. LONDON Herbert I. London	Director/Trustee	/S/ RICHARD S. DAVIS Richard S. Davis	Director/Trustee

/S/ CYNTHIA A. MONTGOMERY Cynthia A. Montgomery	Director/Trustee	/S/ HENRY GABBAY Henry Gabbay	Director/Trustee

/S/ JOSEPH P. PLATT, JR. Joseph P. Platt, Jr.	Director/Trustee

Appendix A

BlackRock Funds	BlackRock Developing Capital Markets Fund Inc.
Merrill Lynch U.S.A. Government Reserves	BlackRock Latin America Fund, Inc.
BlackRock Series, Inc.	BlackRock Pacific Fund, Inc.
BlackRock Financial Institution Series Trust	BlackRock Global Financial Services Fund, Inc.
CMA Multi-State Municipal Series Trust	BlackRock Large Cap Series Funds, Inc.
Merrill Lynch U.S. Treasury Money Fund	Merrill Lynch Retirement Reserves Money Fund
Quantitative Master Series LLC	Merrill Lynch Funds for Institutions Series
BlackRock Index Funds, Inc.	BlackRock Master LLC
Merrill Lynch Ready Assets Trust	Master Treasury LLC
BlackRock Healthcare Fund, Inc.	Master Tax-Exempt LLC
BlackRock Global Technology Fund, Inc.	Master Government Securities LLC
CMA Money Fund	Master Money LLC
CMA Government Securities Fund	BlackRock Liquidity Funds
CMA Tax Exempt Fund	Global Financial Services Master LLC
CMA Treasury Fund	Master Large Cap Series LLC
WCMA Government Securities Fund	Master Institutional Money Market LLC
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund

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